Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Sami Badri
Cisco	Cisco
1 (408) 930-8548	1 (469) 420-4834
rojenkin@cisco.com	sambadri@cisco.com

CISCO REPORTS THIRD QUARTER EARNINGS

News Summary:

•	Product orders up 20% year over year; up 9% excluding Splunk, with growth across all geographies and customer markets

•	AI Infrastructure orders taken from webscale customers exceeded $600 million, surpassing our $1 billion target one quarter early

•	Revenue of $14.1 billion, up 11% year over year, above the high end of our guidance range

•	Strong profitability with GAAP and non-GAAP margins and EPS above the high end of our guidance range

•	Q3 FY 2025 Results:

•	Revenue: $14.1 billion

•	Increase of 11% year over year

•	Earnings per Share: GAAP: $0.62; Non-GAAP: $0.96

•	GAAP EPS increased 35% year over year

•	Non-GAAP EPS increased 9% year over year

•	Q4 FY 2025 Guidance (1):

•	Revenue: $14.5 billion to $14.7 billion

•	Earnings per Share: GAAP: $0.62 to $0.67; Non-GAAP: $0.96 to $0.98

•	FY 2025 Guidance (1):

•	Revenue: $56.5 billion to $56.7 billion

•	Earnings per Share: GAAP: $2.53 to $2.58; Non-GAAP: $3.77 to $3.79

(1) Margin and EPS guidance includes the estimated impact of tariffs based on current trade policy.

SAN JOSE, Calif. — May 14, 2025 — Cisco today reported third quarter results for the period ended April 26, 2025. Cisco reported third quarter revenue of $14.1 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.5 billion or $0.62 per share, and non-GAAP net income of $3.8 billion or $0.96 per share.

“Cisco once again had strong quarterly results with clear demand for our technologies,” said Chuck Robbins, chair and CEO of Cisco. “The momentum we are seeing with AI is fueled by the power of our secure networking portfolio, our trusted global partnerships, and the value we bring to our customers.”

“Another quarter of solid execution in Q3 drove revenue, margins and EPS above our guidance ranges,” said Scott Herren, CFO of Cisco. “Our innovation positions us well for future growth and our operational discipline is generating strong cash flows, enabling us to deliver significant shareholder returns.”

GAAP Results

	Q3 FY 2025	Q3 FY 2024	Vs. Q3 FY 2024
Revenue	$14.1 billion	$12.7 billion	11%
Net Income	$2.5 billion	$1.9 billion	32%
Diluted Earnings per Share (EPS)	$0.62	$0.46	35%

Non-GAAP Results

	Q3 FY 2025	Q3 FY 2024	Vs. Q3 FY 2024
Net Income	$3.8 billion	$3.6 billion	8%
EPS	$0.96	$0.88	9%

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Cisco Declares Quarterly Dividend

Cisco has declared a quarterly dividend of $0.41 per common share to be paid on July 23, 2025, to all stockholders of record as of the close of business on July 3, 2025. Future dividends will be subject to Board approval.

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

Q3 FY 2025 Highlights

Revenue — Total revenue was $14.1 billion, up 11%, with product revenue up 15% and services revenue up 3%.

Revenue by geographic segment was: Americas up 14%, EMEA up 8%, and APJC up 9%. Product revenue performance reflected growth in Security up 54%, Observability up 24%, Networking up 8%, and Collaboration up 4%.

Gross Margin — On a GAAP basis, total gross margin, product gross margin, and services gross margin were 65.6%, 64.4%, and 68.7%, respectively, as compared with 65.1%, 63.5%, and 69.2%, respectively, in the third quarter of fiscal 2024.

On a non-GAAP basis, total gross margin, product gross margin, and services gross margin were 68.6%, 67.6%, and 71.3%, respectively, as compared with 68.3%, 66.9%, and 71.6%, respectively, in the third quarter of fiscal 2024.

Total gross margins by geographic segment were: 67.7% for the Americas, 71.2% for EMEA and 67.2% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $6.1 billion, flat year over year, and were 42.9% of revenue. Non-GAAP operating expenses were $4.8 billion, up 12%, and were 34.1% of revenue.

Operating Income — GAAP operating income was $3.2 billion, up 46%, with GAAP operating margin of 22.6%. Non-GAAP operating income was $4.9 billion, up 12%, with non-GAAP operating margin at 34.5%.

Provision for Income Taxes — The GAAP tax provision rate was 15.5%. The non-GAAP tax provision rate was 17.5%.

Net Income and EPS — On a GAAP basis, net income was $2.5 billion, an increase of 32%, and EPS was $0.62, an increase of 35%. On a non-GAAP basis, net income was $3.8 billion, an increase of 8%, and EPS was $0.96, an increase of 9%.

Cash Flow from Operating Activities — $4.1 billion for the third quarter of fiscal 2025, an increase of 2%, compared with $4.0 billion for the third quarter of fiscal 2024.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — $15.6 billion at the end of the third quarter of fiscal 2025, compared with $17.9 billion at the end of fiscal 2024.

Remaining Performance Obligations (RPO) — $41.7 billion, up 7% in total, with 51% of this amount expected to be recognized as revenue over the next 12 months. Product RPO was up 10% and services RPO was up 5%.

Deferred Revenue — $28.0 billion, up 2% in total, with deferred product revenue up 2% and deferred services revenue up 1%.

Capital Allocation — In the third quarter of fiscal 2025, we returned $3.1 billion to stockholders through share buybacks and dividends. We declared and paid a cash dividend of $0.41 per common share, or $1.6 billion, and repurchased approximately 25 million shares of common stock under our stock repurchase program at an average price of $59.78 per share for an aggregate purchase price of $1.5 billion. The remaining authorized amount for stock repurchases under the program is $15.4 billion with no termination date.

Acquisitions

In the third quarter of fiscal 2025, we closed the acquisition of SnapAttack, a privately held company that offers a threat detection and engineering platform.

Guidance

Cisco estimates the following results for the fourth quarter of fiscal 2025:

Q4 FY 2025
Revenue	$14.5 billion - $14.7 billion
Non-GAAP gross margin	67.5% - 68.5%
Non-GAAP operating margin	33.5% - 34.5%
Non-GAAP EPS	$0.96 - $0.98

Margin and EPS guidance includes the estimated impact of tariffs based on current trade policy.

Cisco estimates that GAAP EPS will be $0.62 to $0.67 for the fourth quarter of fiscal 2025.

Cisco estimates the following results for fiscal 2025:

FY 2025
Revenue	$56.5 billion - $56.7 billion
Non-GAAP EPS	$3.77 - $3.79

Margin and EPS guidance includes the estimated impact of tariffs based on current trade policy.

Cisco estimates that GAAP EPS will be $2.53 to $2.58 for fiscal 2025.

Our Q4 FY 2025 guidance assumes an effective tax provision rate of approximately 17% for GAAP and approximately 18% for non-GAAP results. Our FY 2025 guidance assumes an effective tax provision rate of approximately 9% for GAAP and approximately 18.5% for non-GAAP results.

A reconciliation between the guidance on a GAAP and non-GAAP basis is provided in the tables entitled “GAAP to non-GAAP Guidance” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•

Q3 fiscal year 2025 conference call to discuss Cisco’s results along with its guidance will be held on Wednesday, May 14, 2025 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•

Conference call replay will be available from 4:00 p.m. Pacific Time, May 14, 2025 to 4:00 p.m. Pacific Time, May 20, 2025 at 1-800-876-5258 (United States) or 1-203-369-3998 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, May 14, 2025. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	April 26, 2025	April 27, 2024	April 26, 2025	April 27, 2024
REVENUE:
Product	$10,374	$9,024	$30,722	$29,395
Services	3,775	3,678	11,259	10,766

Total revenue	14,149	12,702	41,981	40,161

COST OF SALES:
Product	3,688	3,295	10,927	10,695
Services	1,183	1,134	3,544	3,419

Total cost of sales	4,871	4,429	14,471	14,114

GROSS MARGIN	9,278	8,273	27,510	26,047
OPERATING EXPENSES:
Research and development	2,335	1,948	6,920	5,804
Sales and marketing	2,724	2,559	8,148	7,523
General and administrative	739	736	2,286	2,050
Amortization of purchased intangible assets	244	297	774	430
Restructuring and other charges	34	542	709	677

Total operating expenses	6,076	6,082	18,837	16,484

OPERATING INCOME	3,202	2,191	8,673	9,563
Interest income	250	411	774	1,095
Interest expense	(403)	(357)	(1,225)	(588)
Other income (loss), net	(102)	(10)	(121)	(232)

Interest and other income (loss), net	(255)	44	(572)	275

INCOME BEFORE PROVISION FOR INCOME TAXES	2,947	2,235	8,101	9,838
Provision for income taxes	456	349	471	1,680

NET INCOME	$2,491	$1,886	$7,630	$8,158

Net income per share:
Basic	$0.63	$0.47	$1.92	$2.01

Diluted	$0.62	$0.46	$1.91	$2.00

Shares used in per-share calculation:
Basic	3,972	4,042	3,981	4,051

Diluted	4,002	4,060	4,004	4,071

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	April 26, 2025
	Three Months Ended		Nine Months Ended
	Amount	Y/Y %	Amount	Y/Y %
Revenue:
Americas	$8,380	14%	$24,834	4%
EMEA	3,736	8%	11,179	5%
APJC	2,034	9%	5,968	6%

Total	$14,149	11%	$41,981	5%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

	April 26, 2025
	Three Months Ended	Nine Months Ended
Gross Margin Percentage:
Americas	67.7%	68.3%
EMEA	71.2%	70.9%
APJC	67.2%	67.3%

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	April 26, 2025
	Three Months Ended		Nine Months Ended
	Amount	Y/Y %	Amount	Y/Y %
Revenue:
Networking	$7,068	8%	$20,671	(8)%
Security	2,013	54%	6,142	87%
Collaboration	1,031	4%	3,112	1%
Observability	261	24%	796	35%

Total Product	10,374	15%	30,722	5%
Services	3,775	3%	11,259	5%

Total	$14,149	11%	$41,981	5%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	April 26, 2025	July 27, 2024
ASSETS
Current assets:
Cash and cash equivalents	$8,161	$7,508
Investments	7,481	10,346
Accounts receivable, net of allowance of $82 at April 26, 2025 and $87 at July 27, 2024	5,277	6,685
Inventories	2,832	3,373
Financing receivables, net	2,958	3,338
Other current assets	6,107	5,612

Total current assets	32,816	36,862
Property and equipment, net	2,076	2,090
Financing receivables, net	3,247	3,376
Goodwill	59,024	58,660
Purchased intangible assets, net	9,643	11,219
Deferred tax assets	7,016	6,262
Other assets	5,960	5,944

TOTAL ASSETS	$119,782	$124,413

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$6,422	$11,341
Accounts payable	2,260	2,304
Income taxes payable	1,821	1,439
Accrued compensation	3,210	3,608
Deferred revenue	16,081	16,249
Other current liabilities	4,701	5,643

Total current liabilities	34,495	40,584
Long-term debt	22,857	19,621
Income taxes payable	1,874	3,985
Deferred revenue	11,910	12,226
Other long-term liabilities	2,711	2,540

Total liabilities	73,847	78,956

Total equity	45,935	45,457

TOTAL LIABILITIES AND EQUITY	$119,782	$124,413

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Nine Months Ended
	April 26, 2025	April 27, 2024
Cash flows from operating activities:
Net income	$7,630	$8,158
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	2,176	1,684
Share-based compensation expense	2,693	2,274
Provision for receivables	17	19
Deferred income taxes	(792)	(245)
(Gains) losses on divestitures, investments and other, net	52	224
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	1,406	1,286
Inventories	541	530
Financing receivables	505	92
Other assets	(516)	(382)
Accounts payable	(10)	(300)
Income taxes, net	(2,002)	(5,223)
Accrued compensation	(431)	(1,092)
Deferred revenue	(524)	211
Other liabilities	(786)	(86)

Net cash provided by operating activities	9,959	7,150

Cash flows from investing activities:
Purchases of investments	(3,066)	(3,044)
Proceeds from sales of investments	2,228	3,874
Proceeds from maturities of investments	3,985	5,804
Acquisitions, net of cash and cash equivalents acquired and divestitures	(291)	(25,874)
Purchases of investments in privately held companies	(265)	(82)
Return of investments in privately held companies	108	146
Acquisition of property and equipment	(688)	(472)
Other	(5)	(2)

Net cash provided by (used in) investing activities	2,006	(19,650)

Cash flows from financing activities:
Issuances of common stock	320	347
Repurchases of common stock—repurchase program	(4,748)	(3,772)
Shares repurchased for tax withholdings on vesting of restricted stock units	(910)	(765)
Short-term borrowings, original maturities of 90 days or less, net	(479)	1,547
Issuances of debt	17,388	24,159
Repayments of debt	(18,545)	(2,195)
Repayments of Splunk convertible debt, net	—	(3,140)
Dividends paid	(4,812)	(4,778)
Other	(80)	(52)

Net cash provided by (used in) financing activities	(11,866)	11,351

Effect of foreign currency exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(23)	(39)

Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	76	(1,188)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	8,842	11,627

Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$8,918	$10,439

Supplemental cash flow information:
Cash paid for interest	$1,370	$350
Cash paid for income taxes, net	$3,265	$7,150

CISCO SYSTEMS, INC.

REMAINING PERFORMANCE OBLIGATIONS

(In millions, except percentages)

	April 26, 2025		January 25, 2025		April 27, 2024
	Amount	Y/Y%	Amount	Y/Y%	Amount	Y/Y%
Product	$20,752	10%	$20,321	25%	$18,876	29%
Services	20,915	5%	20,947	8%	19,898	14%

Total	$41,667	7%	$41,268	16%	$38,774	21%

We expect 51% of total RPO at April 26, 2025 to be recognized as revenue over the next 12 months.

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	April 26, 2025	January 25, 2025	April 27, 2024
Deferred revenue:
Product	$13,170	$13,033	$12,856
Services	14,821	14,762	14,619

Total	$27,991	$27,795	$27,475

Reported as:
Current	$16,081	$15,999	$15,751
Noncurrent	11,910	11,796	11,724

Total	$27,991	$27,795	$27,475

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2025
April 26, 2025	$0.41	$1,627	25	$59.78	$1,504	$3,131
January 25, 2025	$0.40	$1,593	21	$58.58	$1,236	$2,829
October 26, 2024	$0.40	$1,592	40	$49.56	$2,003	$3,595
Fiscal 2024
July 27, 2024	$0.40	$1,606	43	$46.80	$2,002	$3,608
April 27, 2024	$0.40	$1,615	26	$49.22	$1,256	$2,871
January 27, 2024	$0.39	$1,583	25	$49.54	$1,254	$2,837
October 28, 2023	$0.39	$1,580	23	$54.53	$1,252	$2,832

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME

(In millions)

	Three Months Ended		Nine Months Ended
	April 26, 2025	April 27, 2024	April 26, 2025	April 27, 2024
GAAP net income	$2,491	$1,886	$7,630	$8,158
Adjustments to cost of sales:
Share-based compensation expense	152	139	434	381
Amortization of acquisition-related intangible assets	263	249	917	605
Acquisition/divestiture-related costs	17	12	53	13
Supplier component remediation charge (adjustment)	(7)	—	(7)	—

Total adjustments to GAAP cost of sales	425	400	1,397	999

Adjustments to operating expenses:
Share-based compensation expense	778	665	2,222	1,877
Amortization of acquisition-related intangible assets	244	297	774	430
Acquisition/divestiture-related costs	197	264	687	403
Russia-Ukraine war costs	—	(10)	—	(12)
Significant asset impairments and restructurings	34	542	709	677

Total adjustments to GAAP operating expenses	1,253	1,758	4,392	3,375

Adjustments to interest and other income (loss), net:
(Gains) and losses on investments	19	(7)	(72)	132

Total adjustments to GAAP interest and other income (loss), net	19	(7)	(72)	132

Total adjustments to GAAP income before provision for income taxes	1,697	2,151	5,717	4,506

Income tax effect of non-GAAP adjustments	(357)	(484)	(1,256)	(1,045)
Significant tax matters (1)	—	—	(829)	—

Total adjustments to GAAP provision for income taxes	(357)	(484)	(2,085)	(1,045)

Non-GAAP net income	$3,831	$3,553	$11,262	$11,619

(1)

The nine months ended April 26, 2025 includes a $720 million benefit due to an August 2024 U.S. Tax Court decision regarding the U.S. taxation of deemed foreign dividends in the transition year of the Tax Cuts and Jobs Act.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP EPS

	Three Months Ended		Nine Months Ended
	April 26, 2025	April 27, 2024	April 26, 2025	April 27, 2024
GAAP EPS	$0.62	$0.46	$1.91	$2.00
Adjustments to GAAP:
Share-based compensation expense	0.23	0.20	0.66	0.55
Amortization of acquisition-related intangible assets	0.13	0.13	0.42	0.25
Acquisition/divestiture-related costs	0.05	0.07	0.18	0.10
Significant asset impairments and restructurings	0.01	0.13	0.18	0.17
(Gains) and losses on investments	—	—	(0.02)	0.03
Income tax effect of non-GAAP adjustments	(0.09)	(0.12)	(0.31)	(0.26)
Significant tax matters	—	—	(0.21)	—

Non-GAAP EPS	$0.96	$0.88	$2.81	$2.85

Amounts may not sum due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET,

AND NET INCOME

(In millions, except percentages)

	Three Months Ended
	April 26, 2025
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$6,686	$2,592	$9,278	$6,076	—%	$3,202	46%	$(255)	$2,491	32%
% of revenue	64.4%	68.7%	65.6%	42.9%		22.6%		(1.8)%	17.6%
Adjustments to GAAP amounts:
Share-based compensation expense	67	85	152	778		930		—	930
Amortization of acquisition-related intangible assets	263	—	263	244		507		—	507
Acquisition/divestiture-related costs	4	13	17	197		214		—	214
Supplier component remediation charge (adjustment)	(7)	—	(7)	—		(7)		—	(7)
Significant asset impairments and restructurings	—	—	—	34		34		—	34
(Gains) and losses on investments	—	—	—	—		—		19	19
Income tax effect/significant tax matters	—	—	—	—		—		—	(357)

Non-GAAP amount	$7,013	$2,690	$9,703	$4,823	12%	$4,880	12%	$(236)	$3,831	8%

% of revenue	67.6%	71.3%	68.6%	34.1%		34.5%		(1.7)%	27.1%

	Three Months Ended
	April 27, 2024
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$5,729	$2,544	$8,273	$6,082	$2,191	$44	$1,886
% of revenue	63.5%	69.2%	65.1%	47.9%	17.2%	0.3%	14.8%
Adjustments to GAAP amounts:
Share-based compensation expense	57	82	139	665	804	—	804
Amortization of acquisition-related intangible assets	249	—	249	297	546	—	546
Acquisition/divestiture-related costs	4	8	12	264	276	—	276
Significant asset impairments and restructurings	—	—	—	542	542	—	542
Russia-Ukraine war costs	—	—	—	(10)	(10)	—	(10)
(Gains) and losses on investments	—	—	—	—	—	(7)	(7)
Income tax effect/significant tax matters	—	—	—	—	—	—	(484)

Non-GAAP amount	$6,039	$2,634	$8,673	$4,324	$4,349	$37	$3,553

% of revenue	66.9%	71.6%	68.3%	34.0%	34.2%	0.3%	28.0%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET,

AND NET INCOME

(In millions, except percentages)

	Nine Months Ended
	April 26, 2025
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$19,795	$7,715	$27,510	$18,837	14%	$8,673	(9)%	$(572)	$7,630	(6)%
% of revenue	64.4%	68.5%	65.5%	44.9%		20.7%		(1.4)%	18.2%
Adjustments to GAAP amounts:
Share-based compensation expense	189	245	434	2,222		2,656		—	2,656
Amortization of acquisition-related intangible assets	917	—	917	774		1,691		—	1,691
Acquisition/divestiture-related costs	12	41	53	687		740		—	740
Supplier component remediation charge (adjustment)	(7)	—	(7)	—		(7)		—	(7)
Significant asset impairments and restructurings	—	—	—	709		709		—	709
(Gains) and losses on investments	—	—	—	—		—		(72)	(72)
Income tax effect/significant tax matters	—	—	—	—		—		—	(2,085)

Non-GAAP amount	$20,906	$8,001	$28,907	$14,445	10%	$14,462	4%	$(644)	$11,262	(3)%

% of revenue	68.0%	71.1%	68.9%	34.4%		34.4%		(1.5)%	26.8%

	Nine Months Ended
	April 27, 2024
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$18,700	$7,347	$26,047	$16,484	$9,563	$275	$8,158
% of revenue	63.6%	68.2%	64.9%	41.0%	23.8%	0.7%	20.3%
Adjustments to GAAP amounts:
Share-based compensation expense	157	224	381	1,877	2,258	—	2,258
Amortization of acquisition-related intangible assets	605	—	605	430	1,035	—	1,035
Acquisition/divestiture-related costs	5	8	13	403	416	—	416
Significant asset impairments and restructurings	—	—	—	677	677	—	677
Russia-Ukraine war costs	—	—	—	(12)	(12)	—	(12)
(Gains) and losses on investments	—	—	—	—	—	132	132
Income tax effect/significant tax matters	—	—	—	—	—	—	(1,045)

Non-GAAP amount	$19,467	$7,579	$27,046	$13,109	$13,937	$407	$11,619

% of revenue	66.2%	70.4%	67.3%	32.6%	34.7%	1.0%	28.9%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended		Nine Months Ended
	April 26, 2025	April 27, 2024	April 26, 2025	April 27, 2024
GAAP effective tax rate	15.5%	15.6%	5.8%	17.1%
Total adjustments to GAAP provision for income taxes	2.0%	3.4%	12.7%	1.9%

Non-GAAP effective tax rate	17.5%	19.0%	18.5%	19.0%

GAAP TO NON-GAAP GUIDANCE

Q4 FY 2025	Gross Margin Rate	Operating Margin Rate	Earnings per Share (1)
GAAP	64.5% - 65.5%	22% - 23%	$0.62 - $0.67
Estimated adjustments for:
Share-based compensation expense	1.0%	6.5%	$0.18 - $0.19
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	2.0%	4.5%	$0.12 - $0.13
Significant asset impairments and restructurings (2)	—	0.5%	$0.01 - $0.02

Non-GAAP	67.5% - 68.5%	33.5% - 34.5%	$0.96 - $0.98

FY 2025	Earnings per Share (1)
GAAP	$2.53 - $2.58
Estimated adjustments for:
Share-based compensation expense	$0.69 - $0.70
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	$0.60 - $0.61
Significant asset impairments and restructurings (2)	$0.14 - $0.15
(Gains) and losses on investments	($0.01)
Significant tax matters	($0.21)

Non-GAAP	$3.77 - $3.79

(1)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.
(2)	Reflects charges related to a restructuring plan announced on August 14, 2024. We expect this plan to be substantially completed by the end of the first quarter of fiscal 2026.

Margin and EPS guidance includes the estimated impact of tariffs based on current trade policy.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, significant asset impairments and restructurings, significant litigation settlements and other contingencies, gains and losses on investments, significant tax matters, or other items, which may or may not be significant.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as the demand for our technologies, the momentum we are seeing with AI and how it is fueled, and our operational discipline and its impact on generating strong cash flows) and the future financial performance of Cisco (including the guidance for Q4 FY 2025 and full year FY 2025) that involve risks and uncertainties, such as the actual impact of tariffs on our guidance for Q4 FY2025 and full year FY2025. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; our development and use of artificial intelligence; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market, cloud, enterprise and other customer markets; the return on our investments in certain key priority areas, and in certain geographical locations, as well as maintaining leadership in Networking and services; the timing of orders and manufacturing and customer lead times; supply constraints; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and services markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, other intellectual property, antitrust, stockholder and other matters, and governmental investigations; our ability to achieve the benefits of restructurings and possible changes in the size and timing of related charges; cyber attacks, data breaches or other incidents; vulnerabilities and critical security defects; our ability to protect personal data; evolving regulatory uncertainty; terrorism; natural catastrophic events (including as a result of global climate change); any pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on February 18, 2025 and September 5, 2024, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three and nine months ended April 26, 2025 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition/divestiture-related costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, Russia-Ukraine war costs, gains and losses on investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide technology leader that is revolutionizing the way organizations connect and protect in the AI era. For more than 40 years, Cisco has securely connected the world. With its industry leading AI-powered solutions and services, Cisco enables its customers, partners and communities to unlock innovation, enhance productivity and strengthen digital resilience. With purpose at its core, Cisco remains committed to creating a more connected and inclusive future for all. Discover more on The Newsroom and follow us on X at @Cisco.

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